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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                    1/30/01
                Date of Report (Date of earliest event reported)

                               SAFECO CORPORATION
               (Exact name of registrant as specified in Charter)

     WASHINGTON                     1-6563                    91-0742146
   (State or other                (Commission                (IRS Employer
   jurisdiction of                File Number)            Identification No.)
   incorporation)

               SAFECO Plaza, Seattle, Washington              98185
          (Address of principal executive officers)         (Zip Code)


                                 (206) 545-5000
              (Registrant's telephone number, including area code)
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Item 5.   OTHER EVENTS

SAFECO NAMES CNA EXECUTIVE MIKE MCGAVICK NEW PRESIDENT AND CEO;
GARY REED ELECTED CHAIRMAN

SEATTLE--(January 30, 2001)--SAFECO (Nasdaq: SAFC) today named Mike McGavick, leader of the nation's second-largest commercial insurance operation, as its new president and chief executive officer. McGavick also was appointed to SAFECO's board of directors.

"SAFECO is a great company with a treasured past," McGavick said. "Now's the time to tap into our historical advantage of outstanding service and great underwriting to capitalize on emerging business opportunities in a rapidly changing economy. "I'm going to reach out to people throughout the company." he added. "Our employees' creative ideas and innovative thinking will unlock the full potential of SAFECO, providing shareholders with the returns they deserve."

McGavick has been president and chief operating officer of CNA Financial Corporation's largest operating department since late 1997. The department, with $3.5 billion in annual revenues, provides the majority of CNA's commercial insurance products. It also is responsible for managing and strengthening CNA's relationship with its independent agent distribution system.

Before moving into that position with the Chicago-based insurance company, McGavick served as the senior financial officer for CNA's Commercial Lines Group, was vice president of New Ventures and led the development of the company's e-commerce strategy.

In other developments, SAFECO announced that:

     - William G. "Gary" Reed, Jr. has been elected chairman of its board of directors. Reed, 61, was named lead director in May 2000. A SAFECO director since 1974, Reed has been serving as acting chairman and acting CEO since the first of the year.

     - Boh Dickey, president, chief operating officer and member of the SAFECO Board of Directors, has decided to resign effective today. Dickey, 56, has held a series of executive positions since he joined the company in 1982, and was a candidate for the CEO position.

"Our new CEO understands the fundamentals of the insurance industry," Reed said, "and he played an instrumental part in CNA's recent financial improvement.

"Mike understands the prestige SAFECO has always enjoyed." Reed added, "and he has demonstrated the capacity to build and lead a strong team of executives."

McGavick, 42, was selected through an extensive process in which Russell Reynolds Associates, a global search firm, initially screened more than 100 candidates. The board reviewed dozens of candidates, both people from within SAFECO and from around the country.

"Mike's ideas, energy and leadership ability clearly stood out among this field of proven business leaders," Reed said.

Before joining CNA in 1995, McGavick served as director of the American Insurance Association's Superfund Improvement Project in Washington, D.C. In that position, he was the American Insurance Association's lead negotiator in working to transform the nation's Superfund environmental laws.

Prior to that, he held a number of positions in the business and public affairs arenas. He was chief of staff to former U.S. Senator Slade Gorton, a position he assumed after managing Gorton's successful comeback campaign in 1988. He also was staff member of the Seattle-based Washington Roundtable, a non-partisan policy research group composed of the chief executive officers of the state's largest corporations.

McGavick is a graduate of the University of Washington and a native of Seattle.

McGavick and Reed will conduct a conference call with financial analysts today at 8 a.m. Pacific Time, 11 a.m. Eastern Time. The call will be broadcast live, over the Internet, at http://www.safeco.com/irwebcast.

SAFECO Corporation is a Fortune 500 company based in Seattle. Founded in 1923, SAFECO and its more than 17,000 independent agents and financial advisors provide insurance, investment and related financial products to individual and business customers throughout the United States.

FORWARD-LOOKING INFORMATION IS SUBJECT TO RISK AND UNCERTAINTY

Statements made in this report that relate to anticipated financial performance, business prospects and plans, regulatory developments and similar matters may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this report that are not historical information are forward-looking. Such statements are subject to certain risks and uncertainties that may cause the operations, performance, development and results of our business to differ materially from those suggested by the forward-looking statements. The risks and uncertainties include:

- our ability to obtain rate increases and non-renew underpriced insurance accounts;
-      realization of growth and business retention estimates;
-      achievement of our premium targets and profitability;
-      changes in competition and pricing environments;
-      achievement of our expense reduction goals;
-      the occurrence of significant natural disasters, including earthquakes;
- weather conditions, including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions;
-      driving patterns;
-      fluctuations in interest rates;
-      performance of financial markets;
-      court decisions and trends in litigation;
-      legislative and regulatory developments;
-      the adequacy of loss reserves;
-      the availability and pricing of reinsurance;
- the development of major Year 2000 related claims or liabilities; and - general economic and market conditions.

In particular, because insurance rates in some jurisdictions are subject to regulatory review and approval, our achievement of rate increases may occur in amounts and on a time schedule different than planned, which may affect our efforts to restore earnings in our property and casualty lines.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SAFECO CORPORATION

Dated: January 30, 2001                 By: /s/ H. Paul Lowber
                                        ------------------------------
                                        H. Paul Lowber
                                        Vice President, Controller and
                                        Chief Accounting Officer